UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California  92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 4, 2009, the Board of Directors of United PanAm Financial Corp. (“UPFC”) adopted a resolution to cause the listing of the UPFC Common Stock to be withdrawn from the NASDAQ Global Select Market (“NASDAQ”).  UPFC is eligible to deregister its securities because it has fewer than 300 holders of record.

UPFC also issued a press release on June 4, 2009 announcing its voluntary delisting from NASDAQ and its intention to file with the Securities and Exchange Commission, on or about July 3, 2009 a Form 25 and approximately ten (10) days afterwards, a Form 15.  Upon filing the Form 15, UPFC’s Common Stock will no longer be quoted on the NASDAQ Global Select Market and instead will be eligible for quotation on the Pink Sheets Electronic Quotation Service to the extent broker-dealers commit to make a market in UPFC’s Common Stock.  The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website at www.pinksheets.com.  UPFC can provide no assurance that any broker-dealer will make a market in UPFC’s Common Stock, which is a requirement for Pink Sheet quotation.

A copy of the Company’s press release containing this information is being  furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 4, 2009 regarding voluntary delisting from NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: June 4, 2009	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 4, 2009 regarding voluntary delisting from NASDAQ.